                                  CERTIFICATE



     The undersigned hereby certifies that he is the Secretary of Dean Witter Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on February 26, 1998 as provided in
Section 9.3 of the said Declaration, said Amendment to take effect on March 2, 1998, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 26th day of February, 1998.



                                       /s/ Barry Fink
                                       --------------------------------
                                       Barry Fink
                                       Secretary

                                  A M E N D M E N T



Date:                   February 26, 1998

To Be Effective:        March 2, 1998



                                        TO
                                        --
                   DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES
                   -----------------------------------------------
                                 DECLARATION OF TRUST
                                 --------------------
                                  DATED JUNE 2, 1994
                                  ------------------

                                  Amendment dated February 26, 1998 to the
                                  Declaration of Trust (the "Declaration") of
                                  Dean Witter Select Dimensions Investment
                                  Series (the "Trust") dated June 2, 1994.


WHEREAS, The Trust and its Balanced Portfolio and Core Equity Portfolio were established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, The Trustees of the Trust have deemed it advisable to change the name of the Balanced Portfolio of the Trust to the "Balanced Growth Portfolio" and to change the name of the Core Equity Portfolio of the Trust to the "Growth Portfolio," each such change to be effective on March 2, 1998.

NOW, THEREFORE:

    1. The Declaration is hereby amended so that the Balanced Portfolio is hereby designated the "Balanced Growth Portfolio" and the Core Equity Portfolio is designated the "Growth Portfolio."

    2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of February, 1998.

/s/ Michael Bozic                      /s/ Manuel H. Johnson
--------------------------------       -------------------------------------
Michael Bozic, as Trustee              Manuel H. Johnson, as Trustee
and not individually                   and not individually
c/o Levitz Furniture Corp.             c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, N.W.        1133 Connecticut Avenue, N.W.
Boca Raton, FL  33487                  Washington, D.C.  20036

/s/ Charles A. Fiumefreddo             /s/ Michael E. Nugent
--------------------------------       -------------------------------------
Charles A. Fiumefreddo, as Trustee     Michael E. Nugent, as Trustee
and not individually                   and not individually
Two World Trade Center                 c/o Triumph Capital, L.P.
New York, NY  10048                    237 Park Avenue
                                       New York, NY  10017

/s/ Edwin J. Garn                      /s/ Philip J. Purcell
--------------------------------       -------------------------------------
Edwin J. Garn, as Trustee              Philip J. Purcell, as Trustee
and not individually                   and not individually
c/o Huntsman Chemical Corporation      Two World Trade Center
500 Huntsman Way                       New York, NY  10048
Salt Lake City, UT  84111

/s/ John R. Haire                      /s/ John L. Schroeder
--------------------------------       -------------------------------------
John R. Haire, as Trustee              John L. Schroeder, as Trustee
and not individually                   and not individually
Two World Trade Center                 c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                      Shalov & Wein
                                       Counsel to the Independent Trustees
                                       114 West 47th Street
                                       New York, NY  10036

/s/ Wayne E. Hedien
--------------------------------
Wayne E. Hedien
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK  )
                   )ss:
COUNTY OF NEW YORK )


     On this 26th day of February, 1998, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                       /s/ Marilyn K. Cranney
                                       ----------------------
                                       Notary Public


MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1999